Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter or By-Laws


Nuveen Investment Funds, Inc.
811-05309

On October 29, 2012, under Conformed Submission
485BPOS, accession number, 0001193125-12-439072,
a copy of the By-Laws of the above-referenced trust, was filed with the SEC as exhibit 99.B to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.
In addition, in the same filing, a copy of the Articles of Amendment to the Amended and Restated Articles of Incorporation, was filed with the SEC as exhibit 99.A.21 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.